                                                                       Exhibit 1

                                7,500,000 Shares

                           JETBLUE AIRWAYS CORPORATION

                    Common Stock (par value $0.01 per share)

                             UNDERWRITING AGREEMENT

NOVEMBER 7, 2005

                                                                November 7, 2005

Morgan Stanley & Co. Incorporated
Raymond James & Associates, Inc.

c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York 10036

Ladies and Gentlemen:

          JETBLUE AIRWAYS CORPORATION, a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several underwriters named in Schedule I hereto (the "UNDERWRITERS"), subject to the terms and conditions set forth herein, an aggregate of 7,500,000 shares (the "Firm Shares") of its common stock, par value $.01 per share (the "COMMON STOCK"). The Company also proposes to issue and sell to the several Underwriters not more than an additional
1,125,000 shares of its Common Stock (the "ADDITIONAL SHARES") if and to the
extent that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY"), as
representative of the several Underwriters, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Common Stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the
Additional Shares are hereinafter collectively referred to as the "SHARES."
Subject to the terms and conditions set forth herein, the Underwriters agree to purchase from the Company, severally and not jointly, the respective number of shares of Common Stock set forth in Schedule I opposite their names at the purchase price set forth herein.

          The Company has filed with the Securities and Exchange Commission (the
"COMMISSION") two shelf registration statements on Form S-3: (i) Registration
Statement No. 333-109546 (the "FIRST REGISTRATION STATEMENT") and (ii)
Registration Statement No. 333-119549 (the "SECOND REGISTRATION STATEMENT")
constituting a post-effective amendment no. 1 to the First Registration
Statement, each relating to certain classes of securities (such registration statements, including the exhibits thereto and the documents filed by the
Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder
(collectively, the "EXCHANGE ACT") that are incorporated by reference therein, as amended at the date hereof, being herein referred to as the "REGISTRATION
STATEMENTS") and the offering thereof from time to time in accordance with Rule
415 of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "SECURITIES ACT"). The term "BASIC
PROSPECTUS" means the prospectus relating to common stock included in the
Registration Statements. As provided in Section 3, a prospectus supplement reflecting the terms of the public offering of the Shares

contemplated hereby and the other matters set forth therein has been prepared and will be filed together with the Basic Prospectus referred to below pursuant to Rule 424(b) ("RULE 424(B)") under the rules and regulations of the Commission under the Securities Act (such prospectus supplement, in the form first filed on or after the date hereof pursuant to Rule 424(b), is herein referred to as the
"PROSPECTUS SUPPLEMENT"). The term "PROSPECTUS" means the Basic Prospectus together with the Prospectus Supplement. The term "PRELIMINARY PROSPECTUS" means a preliminary prospectus supplement specifically relating to the Shares, together with the Basic Prospectus. As used herein, the terms "BASIC
PROSPECTUS", "PROSPECTUS" and "PRELIMINARY PROSPECTUS" shall include in each case the documents incorporated by reference therein. The terms "SUPPLEMENT,"
"AMENDMENT" and "AMEND" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the
Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

          1. Representations and Warranties.
          The  Company  represents  and  warrants to and agrees with each of the
     Underwriters that:

          (a) The Registration Statements have become effective; no stop order suspending the effectiveness one or both of the Registration Statements is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

          (b) (i) Each document, if any, filed or to be filed pursuant to the
     Exchange Act, and incorporated by reference in the Prospectus complied or will comply when so filed, in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder; (ii)
     each Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Registration Statements and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder; and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply (A) to statements or omissions in the Registration Statements or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through Morgan Stanley expressly for use therein or (B)
     to that part of the Registration Statements that constitutes the Statement of Eligibility of any trustee under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), on Form T-1.

          (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good

                                       -2-

     standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (d) Each of the Company's subsidiaries has been duly organized, is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, has the power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock or membership interests, as the case may be, of the Company's subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

          (e) This Agreement has been duly authorized, executed and delivered by the Company.

          (f) The Company has an authorized capitalization as set forth in the
     Prospectus and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description thereof contained under the captions "Summary" in the
     Prospectus Supplement and "Description of Common and Preferred Stock" in
     the Basic Prospectus.

          (g) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this
     Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

          (h) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

          (i) There has not occurred any material adverse change, or any development reasonably likely to involve a material adverse change, in the condition, financial or

                                       -3-

     otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus
     (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          (j) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the
     Registration Statements or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statements or the Prospectus or to be filed as exhibits to the Registration Statements that are not described or filed as required.

          (k) Each preliminary prospectus filed as part of the registration statements as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          (l) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (m) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants
     ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their businesses, and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where any such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (n) To the knowledge of the Company, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (o) There are no contracts, agreements or understandings between the
     Company and any person granting such person the right to require the
     Company to file a registration statement under the Securities Act with respect to any securities of the Company (except as otherwise disclosed in the Registration Statements) or to require the

                                       -4-

     Company to include such securities with the Shares registered pursuant to the Registration Statements (except those rights that have been waived).

          (p) Subsequent to the date of the Prospectus, (i) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent, or entered into any material transaction, in each case, not in the ordinary course of business or as described in or as contemplated by the Prospectus (including, without limitation, aircraft acquisitions or financing so described in or contemplated by the
     Prospectus); (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than repurchases of unvested shares of the Company's capital stock pursuant to its equity incentive plans); (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company except in each case as described in or contemplated by the Prospectus (including, without limitation, aircraft financing and equity incentive plan grants so described in or contemplated by the Prospectus); and (iv) there has been no prohibition or suspension of the operation of the Company's aircraft, including as a result of action taken by the Federal Aviation
     Administration or the Department of Transportation.

          (q) Each of the Company and its subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of the
     Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except liens and encumbrances on aircraft, aircraft engines and other aircraft-related equipment of the Company and such other liens, encumbrances and defects as are described in or contemplated by the Prospectus or such as do not materially affect the value of such property or do not interfere with the use made and proposed to be made of such property by the Company or its subsidiaries; and any real property and buildings held under lease by the Company or any of its subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or its subsidiaries, in each case except as described in or contemplated by the Prospectus.

          (r) (i) Each of the Company and its subsidiaries possesses such permits, licenses, approvals, consents and other authorizations
     (collectively "GOVERNMENT LICENSES") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies, including the
     Department of Transportation, the Federal Aviation Administration or the
     Federal Communications Commission necessary to conduct the business now operated by it; (ii) each of the Company and its subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; (iii) all of the Government Licenses are valid and in full force, except when the invalidity of such Governmental
     Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and (iv) the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, is

                                       -5-

     reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (s) Except as described in or contemplated by the Prospectus, no material labor dispute with the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent; and
     the Company is not aware, but without any independent investigation or inquiry, of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the
     Company and its subsidiaries, taken as a whole.

          (t) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which it is engaged; the Company has not been refused any insurance coverage sought or applied other than in connection with instances where the Company was seeking to obtain insurance coverage at more attractive rates; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

          (u) Except as described in or contemplated by the Prospectus, the
     Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations in all material respects and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability.

          (v) The Company (i) is an "air carrier" within the meaning of 49
     U.S.C. Section 40102(a); (ii) holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title
     49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo; and (iii) is a "citizen of the United States" as defined in 49 U.S.C. Section 401102.

          2. Agreements to Sell and Purchase.
          The Company  hereby  agrees to sell to the several  Underwriters,  and each  Underwriter,  upon the basis of the  representations  and  warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally  and not  jointly,  to purchase  from the Company the  respective numbers of Shares set forth in  Schedule  I hereto  opposite  its name at $
     17.75 a share (the "PURCHASE PRICE") plus accrued dividends, if any, to the
     Closing Date.

          On the basis of the representations and warranties contained in this
Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to 1,125,000
Additional Shares at the Purchase Price. If Morgan Stanley, on

                                       -6-

behalf of the Underwriters, elects to exercise such option, Morgan Stanley shall so notify the Company in writing not later than 30 days after the date of this
Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such purchase date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in
Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as may be determined by Morgan Stanley) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule I hereto opposite the name of such
Underwriter bears to the total number of Firm Shares.

          To induce the Underwriters to continue their efforts in connection with the Public Offering (as defined below), the Company hereby agrees that, without the prior written consent of Morgan Stanley, it will not, during the period ending 90 days after November 7, 2005, which is the date of the
Prospectus relating to the Public Offering, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock;
(2) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (3) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1), (2) or (3) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to this
Agreement, (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the
Public Offering, (c) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, including, without limitation, upon conversion of the
Company's 3 1/2% Convertible Notes due 2033 (the "Convertible Notes") or the
Company's 3 3/4% Convertible Debentures due 2035, and as described in or contemplated by the Prospectus, (d) the filing by the Company of any post-effective amendments to its registration statement on Form S-3 or any supplements to the prospectus included therein relating to the Convertible Notes and the shares of Common Stock issuable upon conversion thereof (Registration
Statement No. 333-108616); (e) the issuance by the Company of any shares of
Common Stock or options or other rights to employees of the Company on or after the date hereof pursuant to the Company's equity incentive plans as described in or contemplated by the Prospectus and the issuance by the Company of shares of
Common Stock upon the exercise of any such options or the vesting of any such other rights, (f) the filing by the Company of a shelf registration statement with the Commission for the sale of securities only by the Company, provided that securities are not offered or sold pursuant thereto during such 90-day period, or (g) any securities issued or issuable in connection with the
Company's stockholders rights plan.

                                       -7-

          3. Terms of Public Offering.
     The Company is advised by the Underwriters that the Underwriters propose to make a public offering of their respective portions of the Shares, as soon after the  Registration  Statements  and this  Agreement  become  effective  as in the
Underwriters'  judgment is  advisable  (the "PUBLIC  OFFERING").  The Company is further  advised  by the  Underwriters  that the Shares are to be offered to the public  initially at $ 18.00 a share (the "PUBLIC  OFFERING PRICE") plus accrued dividends, if any, to the Closing Date.

          The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm's length contractual counterparty to the
Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the Public Offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, the Underwriters are not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the Public Offering or the process leading thereto
(irrespective of whether the Underwriters have advised or are advising the
Company on other matters). The Underwriters advise that they and their affiliates are engaged in a broad range of securities and financial services and that they and their affiliates may enter into contractual relationships with purchasers or potential purchasers of the Company's securities, and that some of these services or relationships may involve interests that differ from those of the Company and need not be disclosed to the Company, unless otherwise required by law. The Company has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or any other person with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company. The Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

          4. Payment and Delivery.
     Payment  for the Firm  Shares  shall be made to the  Company  in Federal or other funds  immediately  available  in New York City  against  delivery of such
Shares for the respective  accounts of the several  Underwriters  at 10:00 a.m.,
New York City time,  on November 10, 2005,  or at such other time on the same or such other date,  not later than  November 17, 2005,  as shall be  designated in writing by the  Underwriters.  The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

          Payment for any Additional Shares shall be made to the Company in
Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several
Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than December 7, 2005, as shall be designated in writing by the Underwriters. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE."

                                       -8-

          The Firm Shares and Additional Shares shall be in book-entry form and registered in such names and in such denominations as the Underwriters shall request in writing not later than one full business day prior to the Closing
Date or the Option Closing Date, as the case may be. The Firm Shares and
Additional Shares shall be delivered to the Underwriters on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the
Purchase Price therefor.

          5. Conditions to the Underwriters' Obligations.
     The obligations of the Company to sell the Shares to the  Underwriters  and the several  obligations of the  Underwriters to purchase and pay for the Shares on  the  Closing  Date  are  subject  to the  condition  that  the  Registration
Statements shall have become effective prior to the date hereof, is effective on the date hereof and shall be  effective  on the  Closing  Date and on the Option
Closing Date.

          The several obligations of the Underwriters are subject to the following further conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development reasonably likely to involve a change, in the condition, financial or otherwise, or in the earnings, business or operations of the
     Company and its subsidiaries, taken as a whole, from that set forth in the
     Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the Underwriters' judgment, is material and adverse and that makes it, in the Underwriters' judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed, on behalf of the Company, by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

          (c) The Underwriters shall have received on the Closing Date an opinion of Nixon Peabody LLP, outside counsel for the Company, dated the
     Closing Date, to the effect that:

               (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and (based solely on an examination of certificates of government officials and agencies) is duly qualified to transact business and is in good standing in each jurisdiction set forth in Schedule I to such opinion, except where the failure to be so qualified or be in

                                       -9-

          good standing would not have a material adverse effect on the Company and its subsidiaries, taken as whole;

               (ii) each U.S. subsidiary of the Company has been duly
          incorporated or organized, as the case may be, is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or organization, has the power and authority to own its property and to conduct its business as described in the Prospectus, and (based solely on an examination of certificates of government officials and agencies) is duly qualified to transact business and is in good standing in each jurisdiction set forth in Schedule I to such opinion, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as whole;

               (iii) the authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained under the captions "Summary--Recent Developments--Stock
          Split" in the Prospectus Supplement and "Description of Common and
          Preferred Stock" in the Basic Prospectus;

               (iv) the shares of capital stock of the Company outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, and to the knowledge of such counsel, fully paid and non-assessable;

               (v) all of the issued shares of capital stock or membership interests, as the case may be, of each U.S. subsidiary of the Company have been duly and validly authorized and issued, and to the knowledge of such counsel, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any security interest or adverse claim (as defined in Article 8 of the Uniform
          Commercial Code) other than transfer restrictions in organizational documents of such subsidiary and foreign ownership restrictions under applicable law, rules and regulations;

               (vi) the Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights arising by virtue of the certificate of incorporation or bylaws of the
          Company or the General Corporation Law of the State of Delaware (the
          "DGCL") and, to the knowledge of such counsel, any agreement to which the Company is bound, that have not been waived;

               (vii) this Agreement has been duly authorized, executed and delivered by the Company;

               (viii) except for such conflicts or violations, when considered alone or taken together with all other conflicts or violations, would not have a material adverse effect on the Company and its
          subsidiaries, taken as a whole, the

                                      -10-

          execution and delivery by the Company of this Agreement does not, and the performance by the Company of its obligations under this Agreement will not, conflict with or violate any provision of the certificate of incorporation or by-laws of the Company, any agreement or other instrument set forth in Schedule II to such opinion, or, to the knowledge of such counsel, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the
          Company or any of its subsidiaries and applicable to the Company, its subsidiaries or their properties, or any law which in such counsel's experience is normally applicable to transactions of the type contemplated by this Agreement; and, except for those which have been obtained under the Securities Act and the Exchange Act and such as may be required by applicable state and local securities laws, no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the
          Company of its obligations under this Agreement;

               (ix) the statements (A) in the Prospectus under the captions
          "Description of Common and Preferred Stock" and "Underwriting" (except for matters relating to price stabilization, short positions and passive market making activities, as to which such counsel need not express any opinion) and (B) in the Registration Statements in Item
          15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present, in all material respects, the information called for, with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

               (x) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an
          "investment company" as such term is defined in the Investment Company
          Act of 1940, as amended;

               (xi) each of the Registration Statements, as of its respective effective date, and the Prospectus, as of the date thereof, except for financial statements, notes thereto and schedules and other financial, numerical, statistical and accounting information and data included or incorporated by reference therein or omitted therefrom, and that part of the Registration Statements that constitutes the Form T-1 heretofore referred to (collectively, "EXCLUDED INFORMATION"), as to which such counsel need not express any opinion, appears, on its face, to be appropriately responsive, in all material respects, with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; and

               (xii) each document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statements and the
          Prospectus (except for Excluded Information, as to which such counsel need not express any opinion), on the date such document was filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder.

                                      -11-

               In addition, such counsel shall deliver a negative assurance letter stating that, although such counsel has not undertaken to determine independently, and therefore, except for the opinions set forth in Section 5(c)(iii), (ix), (xi) and (xii) in such counsel's opinion letter, does not assume any responsibility, explicitly or implicitly, for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration
          Statements and Prospectus, such counsel has participated in the preparation of the Registration Statements and Prospectus, including review and discussion of the contents thereof, and that, based upon and subject to the foregoing and the other qualifications and limitations set forth in such counsel's opinion, nothing has come to the attention of such counsel that causes such counsel to believe that
          (i) the Registration Statements and the Prospectus included therein at the time the Underwriters became underwriters in respect of the Public
          Offering (except for Excluded Information, as to which such counsel need not express any belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus (except for Excluded Information, as to which such counsel need not express any belief) as of its date or as of the Closing Date contained or contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the
          circumstances under which they were made, not misleading.

               In giving such opinion and negative assurance letter, counsel for the Company may (i) as to matters of fact, rely on certificates of the
          Company or officers of the Company and other information from governmental officials, (ii) state that it is opining or stating a belief only as to matters of federal and New York law and, with respect to the Company and its U.S. corporate subsidiary, the DGCL, and, with respect to the Company's U.S. limited liability company subsidiary, the Limited Liability Company Law of the State of
          Delaware, and (iii) state that its opinion and belief are based upon its participation in the preparation of the Registration Statements and Prospectus and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

          (d) The Underwriters shall have received on the Closing Date an opinion of James G. Hnat, general counsel for the Company, dated the
     Closing Date, to the effect that:

               (i) such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company is a party or to which any of the properties of the Company is subject that are required to be described in the Registration Statements or the
          Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the
          Registration Statements or the Prospectus or to be filed as exhibits to the Registration Statements that are not described or filed as required;

                                      -12-

               (ii) to such counsel's knowledge, the Company possesses the
          Government Licenses necessary to conduct its commercial airline operations as described in the Prospectus and the Company is in compliance with the terms and conditions of all such Government
          Licenses, except where the failure to so comply would not, singly or in the aggregate, have a material adverse effect on the Company, and all of the Government Licenses are valid and in full force and effect, except where the invalidity of such Government Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a material adverse effect on the Company;

               (iii) the statements incorporated by reference into the
          Prospectus from the Company's Annual Report on Form 10-K/A for the year ended December 31, 2004, as amended, under the caption "Business
          -- Government Regulation," insofar as such statements constitute summaries of legal or regulatory matters, documents or proceedings referred to therein are accurate in all material respects and fairly summarize the matters referred to therein; and

               (iv) the Company is an "air carrier" and a "citizen of the United
          States" within the meaning of that portion of the United States Code comprising those provisions formerly referred to as the Federal
          Aviation Act of 1958, and now primarily codified in Title 49 of the
          United States Code, as amended, and holds an "air carrier operating certificate issued by the Secretary of Transportation" within the meaning of 11 U.S.C. Section 1110. The statements in the Prospectus as to the routes relating to its services which the Company presently operates or is authorized to operate are correct in all material respects and such routes presently operated are being operated pursuant to valid certificates or authorizations issued by the Federal
          Aviation Authority.

               In giving such opinion, such counsel may (i) as to matters of fact, rely on certificates of the Company or officers of the Company and other information from governmental officials, and (ii) state that it is opining only as to matters of federal and New York law and, with respect to the Company and its U.S. corporate subsidiary, the DGCL, and, with respect to the Company's U.S. limited liability company subsidiary, the Limited Liability Company Law of the State of
          Delaware.

          (e) The Underwriters shall have received on the Closing Date an opinion of Shearman & Sterling LLP, counsel for the Underwriters, dated the
     Closing Date, (or a letter in the case of the penultimate paragraph of
     Section 5(c)) covering the matters referred to in Sections 5(c)(i) (but only as to the Company's jurisdiction of incorporation) 5(c)(vi),
     5(c)(vii), 5(c)(ix) (but only as to the statements in the Prospectus under
     "Description of Common and Preferred Stock" and "Underwriting") and the
     penultimate paragraph of Section 5(c).

          (f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the
     Underwriters, from Ernst & Young

                                      -13-

     LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements for the years ended
     December 31, 2004, 2003 and 2002 and the three-month and nine-month periods ended September 30, 2005 and 2004 and certain financial information contained in the Registration Statements and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

          (g) The "lock-up" agreements, each substantially in the form of
     Exhibit A hereto, signed by the directors and officers of the Company listed in Schedule II hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities of the
     Company, delivered to the Underwriters on or before the date hereof, shall be in full force and effect on the Closing Date.

          (h) The Underwriters shall have received on the Closing Date such documents as may be reasonably requested with respect to the good standing of the Company, the due authorization and issuance of the Shares, and other matters related to the issuance of the Shares.

          The several obligations of the Underwriters to purchase Additional
Shares hereunder are subject to the delivery to the Underwriters on the Option
Closing Date of each of the documents referred to above dated as of the Option
Closing Date (except that insofar as any documents relate to the Shares, they may be limited to covering only Additional Shares).

          6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each
Underwriter as follows:

          (a) To furnish to Morgan Stanley without charge, five signed copies of the Registration Statements (including exhibits thereto) and for delivery to the other Underwriter a conformed copy of the Registration Statements
     (without exhibits thereto) and to furnish to each Underwriter in New York
     City, without charge, prior to 10:00 a.m. New York City time on the second business day following the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statements as may reasonably be requested by the Underwriters.

          (b) Before amending or supplementing the Registration Statements or the Prospectus with respect to the Shares, to furnish to Morgan Stanley a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which Morgan Stanley reasonably objects, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

          (c) If, during such period after the first date of the Public Offering of the Shares, in the reasonable opinion of counsel for the Underwriters, the Prospectus is required by law to be delivered in connection with sales by the Underwriters or any dealer, any event shall occur or condition exist as a result of which it is necessary to

                                      -14-

     amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer
     (whose names and addresses the Underwriters will furnish to the Company) to which Shares may have been sold by the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request; provided, however, the Company shall not be obligated to qualify as a foreign corporation or file any general consent to service of process under the laws of any such jurisdiction or subject itself to taxation as doing business in any such jurisdiction.

          (e) To make generally available to the Company's security holders and the Underwriters as soon as practicable an earning statement covering a twelve month period beginning on the first day of the first full fiscal quarter after the date of this Agreement that shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the
     Commission thereunder. If such fiscal quarter is the last fiscal quarter of the Company's fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

          (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this
     Agreement, including: (i) the fees, disbursements and expenses of the
     Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the
     Registration Statements, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the
     Shares under state law and all expenses in connection with the qualification of the Shares for offer and sale under state law as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of
     Securities Dealers, Inc., (v) the cost of printing

                                      -15-

     certificates representing the Shares, (vi) the costs or charges of any transfer agent, registrar or depositary, and (vii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution", and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares and any advertising expenses connected with any offers they may make.

          7. Indemnity and Contribution.
     (a) The Company  agrees to indemnify and hold  harmless  each  Underwriter, each person,  if any, who controls any Underwriter  within the meaning of either
Section 15 of the  Securities  Act or Section 20 of the  Exchange  Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities
Act,  from and  against  any and all losses,  claims,  damages  and  liabilities
(including,  without limitation, any legal or other expenses reasonably incurred in connection with defending or  investigating  any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in  the  Registration  Statements  or any  amendment  thereof,  any  preliminary prospectus or the  Prospectus (as amended or  supplemented  if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged  omission  to state  therein a material  fact  required  to be stated
therein or  necessary  to make the  statements  therein not  misleading,  except insofar as such losses,  claims,  damages or liabilities  are caused by any such untrue  statement or omission or alleged untrue statement or omission based upon information  relating to any Underwriter  furnished to the Company in writing by such  Underwriter  through Morgan Stanley  expressly for use therein;  provided, however,  that the foregoing indemnity agreement with respect to any preliminary prospectus  shall  not inure to the  benefit  of any  Underwriter  from whom the person  asserting  any such losses,  claims,  damages or  liabilities  purchased
Shares, or any person controlling such Underwriter,  if a copy of the Prospectus
(as then  amended  or  supplemented  if the  Company  shall have  furnished  any amendments or supplements thereto) was not sent or given by or on behalf of such
Underwriter to such person, if required by law so to have been delivered,  at or prior to the written  confirmation of the sale of the Shares to such person, and if the  Prospectus (as so amended or  supplemented)  would have cured the defect giving rise to such losses, claims, damages or liabilities,  unless such failure is the result of noncompliance by the Company with Section 6(a) hereof.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the
     Registration Statements and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the
     Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such
     Underwriter expressly for use in the Registration Statements, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

          (c) In case any proceeding (including any governmental investigation)
     shall be instituted involving any person in respect of which indemnity may be sought pursuant

                                      -16-

     to either Section 7(a) or 7(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the
     "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.
     It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel)
     for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Underwriters, in the case of parties indemnified pursuant to
     Section 7(a) above, and by the Company, in the case of parties indemnified pursuant to Section 7(b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) To the extent the indemnification provided for in Section 7(a) or
     7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the
     Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect

                                      -17-

     not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the
     Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the
     Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

          (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of
     Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

          (f) The indemnity and contribution provisions contained in this
     Section 7 and the representations, warranties and other statements of the
     Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii)
     any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

                                      -18-

          8. Termination.
     Morgan Stanley,  acting on behalf of the  Underwriters,  may terminate this
Agreement  by  notice  given by  Morgan  Stanley  to the  Company,  if after the execution  and  delivery of this  Agreement  and prior to the  Closing  Date (i)
trading generally shall have been suspended or materially  limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange
or The Nasdaq  National  Market,  (ii) trading of any  securities of the Company shall have been  suspended  on any exchange or in any  over-the-counter  market,
(iii) a material  disruption  in  securities  settlement,  payment or  clearance services  in the United  States  shall have  occurred,  (iv) any  moratorium  on commercial  banking activities shall have been declared by either Federal or New
York  State  authorities  or (v) there  shall  have  occurred  any  outbreak  or escalation of hostilities or any change in financial  markets or any calamity or crisis that,  in Morgan  Stanley's  judgment,  is material and adverse and which singly or together with any other such event specified in this clause (v), makes it, in Morgan Stanley's judgment,  impracticable to proceed with the offer, sale or  delivery  of the Shares on the terms and in the manner  contemplated  in the
Prospectus.

          9. Effectiveness; Defaulting Underwriter.
     This  Agreement  shall become  effective  upon the  execution  and delivery hereof by the parties hereto.

          If, on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail or refuse to purchase Shares that it has agreed to purchase hereunder on such date, and the aggregate number of Shares that such defaulting Underwriter agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriter shall be obligated to purchase the Shares which such defaulting Underwriter agreed but failed or refused to purchase on such date;
provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this
Section 9 by an amount in excess of one ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any
Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to Morgan Stanley and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case, either the Underwriters or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration
Statements and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters
shall fail or refuse to purchase Additional Shares and the aggregate number of
Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriter shall have the option to (i) terminate its obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriter would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill

                                      -19-

any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriter as have so terminated this
Agreement with respect to themselves, severally, for all out-of-pocket expenses
(including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

          10. Counterparts.
     This Agreement may be signed in any number of  counterparts,  each of which shall be an  original,  with the same  effect as if the  signatures  thereto and hereto were upon the same instrument.

          11. Applicable Law.
     This  Agreement  shall be governed by and construed in accordance  with the internal laws of the State of New York.

          12. Headings.
     The  headings of the  sections of this  Agreement  have been  inserted  for convenience of reference only and shall not be deemed a part of this Agreement.

                                      -20-

                                        Very truly yours,

                                        JETBLUE AIRWAYS CORPORATION

                                        By: /s/ John D. Owen
                                            ------------------------------------
                                            Name: John D. Owen
                                            Title: Chief Financial Officer

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED
RAYMOND JAMES & ASSOCIATES, INC.

By:  MORGAN STANLEY & CO. INCORPORATED

By: /s/ Kenneth G. Pott
    ----------------------------------
    Name: Kenneth G. Pott
    Title: Managing Director

                                                                      SCHEDULE I

                                                NUMBER OF
UNDERWRITER NAME                       FIRM SHARES TO BE PURCHASED
----------------                       ---------------------------
Morgan Stanley & Co. Incorporated...            6,750,000
Raymond James & Associates, Inc. ...              750,000
                                                ---------
   Total............................            7,500,000

                                                                     SCHEDULE II

                LIST OF PERSONS SUBJECT TO THE LOCK-UP AGREEMENTS

David Neeleman
David Barger
David Checketts
Kim Clark
Joy Covey
Angela Gittens
Michael Lazarus
Neal Moszkowski
Joel Peterson
Ann Rhoades
Frank Sica
Thomas Kelly
John Owen
Alfred Spain
Holly Nelson
James Hnat
Tim Claydon
Tom Anderson

                                                                       EXHIBIT A

                            FORM OF LOCK-UP AGREEMENT

                                                                      [  ], 2005

Morgan Stanley & Co. Incorporated
Raymond James & Associates, Inc.

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Dear Sirs and Mesdames:

     The undersigned understands that Morgan Stanley & Co. Incorporated (the
"UNDERWRITER") and Raymond James & Associates, Inc. ("RAYMOND JAMES") propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with JetBlue
Airways Corporation, a Delaware corporation (the "COMPANY"), providing for the public offering (the "PUBLIC OFFERING") by the Underwriter and Raymond James, of
7,500,000 shares of the common stock of the Company (the "COMMON STOCK").

     To induce the Underwriter and Raymond James to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period commencing on the date hereof and ending 90 days after November 7, 2005, which is the date of the final prospectus relating to the Public Offering (the
"PROSPECTUS"), subject to the following paragraph, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common
Stock or any securities convertible into or exercisable or exchangeable for
Common Stock beneficially owned by the undersigned or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock beneficially owned by the undersigned, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of the Underwriter, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's shares of Common Stock except in compliance with the foregoing restrictions or pursuant to a transaction described in the following paragraph.

          The foregoing paragraph shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, (b) transfers of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock to a member of the undersigned's immediate family or to a trust of which the undersigned or such a family member is the beneficiary, (c) distributions or transfers of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock to partners, members or controlled affiliates of the undersigned, (d) transfers as a bona fide gift or gifts, (e) the sale of any shares of Common Stock pursuant to any securities trading program designed to comply with Rule 10b5-1 under the
Securities Exchange Act of 1934, as such program is in effect on the date hereof, or (f) transfers

effected by the undersigned or the undersigned's personal representatives in the event the undersigned dies or becomes permanently disabled; provided that in the case of any transfer or distribution pursuant to clause (b), (c) or (d), (1)
each transferee, distributee or donee shall execute and deliver to the
Underwriter a lock-up letter substantially in the form of this letter and (2) no filing by any party (whether transferor, transferee, distributor, distributee, donor or donee) under Section 16(a) of the Securities Exchange Act of 1934 shall be required or made voluntarily, reporting a reduction in beneficial ownership of shares of Common Stock during the restricted period referred to in the foregoing paragraph (other than such filings made after the expiration of the
90-day period referred to above). For purposes of this Lock-Up Agreement,
"immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

          The undersigned understands that the Company and the Underwriter are relying upon this Lock-Up Agreement in proceeding toward consummation of the
Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

          Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.

                                       Very truly yours,

                                       -----------------------------------------

                                       -----------------------------------------
                                       (Name)

                                       Address:

                                       -----------------------------------------

                                       -----------------------------------------

                                      -2-